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                                                                     Exhibit 8.1



              Letterhead of LeBoeuf, Lamb, Greene & MacRae L.L.P.



                                         May 30, 2001

Potomac Electric Power Company
1900 Pennsylvania Ave., N.W.
Washington, D.C.  20068

          Re:  The Pepco/Conectiv Mergers
               --------------------------

Ladies and Gentlemen:

     You have requested our opinion concerning certain United States federal income tax consequences of the transactions described in the Agreement and Plan of Merger (the "Merger Agreement") dated February 9, 2001, among Potomac Electric Power Company, a corporation organized under the laws of the District of Columbia and the Commonwealth of Virginia ("Pepco"), New RC, Inc., a Delaware corporation and a direct wholly owned subsidiary of Pepco ("New RC"), and Conectiv, a Delaware corporation ("Conectiv"). Except as otherwise provided, capitalized terms used in this letter have the meanings set forth in the Merger Agreement.

     In forming our opinion to you, we have relied as to factual matters upon representations made by Pepco, Conectiv and New RC to us in their letters dated today (the "Representation Letters"), the representations set forth in the Merger Agreement and upon the facts set forth in the Proxy Statement/Prospectus of Pepco and Conectiv (the "Proxy Statement/Prospectus") included in the Registration Statement of New RC on Form S-4 (File No. 333-57042) and accompanying exhibits to be filed in connection with the Mergers (the "Registration Statement"). We have made no independent investigation with regard to the statements made in the Representation Letters, the representations set forth in Merger Agreement or the facts set forth in the Proxy Statement/Prospectus and the Registration Statement. In rendering our opinion to you we have assumed, with your consent, that (i) the representations and facts referred to above are true, complete and accurate as of the date hereof and will remain true, complete and accurate at all times up to and including the Effective Time; (ii) any representations made "to the best knowledge of," or based on the belief of Pepco, New RC or Conectiv or similarly qualified are true, correct and complete without such qualification; (iii) with respect to any representations relating to the absence of any plan, intention, understanding or agreement, there is in fact no plan intention


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Potomac Electric Power Company
Page 2
May 30, 2001


understanding or agreement; (iv) that the transactions described in the Merger Agreement, Proxy Statement/Prospectus and the Registration Statement will be carried out in accordance with their terms; and (v) the parties have complied with, and if applicable, will continue to comply with each of the covenants contained in the Merger Agreement.

     In rendering our opinion to you, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and in certain circumstances with retroactive effect.

     Based upon and subject to the facts, assumptions, representations and limitations referenced herein, our examination of the Merger Agreement, the Proxy Statement/Prospectus, the Registration Statement and the relevant legal authorities, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption "The Transaction - Material U.S. Federal Income Tax Consequences - Consequences of the Transaction to U.S. Holders."

     Our opinion is limited to the U.S. federal income tax matters addressed above, and no opinion is rendered or should be inferred with respect to the tax consequences of the transactions described in the Merger Agreement under state, local or foreign law or any other issue, including any other tax issues or areas of United States federal taxation with respect to the transactions described in the Merger Agreement.

     In addition, our opinion is based upon U.S. federal income tax law currently in effect, including the Code and Treasury Regulations promulgated thereunder, administrative pronouncements or interpretive rulings by the Service, judicial decisions and such other legal authorities as we have deemed necessary for purposes of this opinion, as each exists as of the date of this letter. Existing U.S. federal income tax law is subject to change on a prospective or retroactive basis. If any fact, assumption or representation referenced herein or contained in the Merger Agreement, the Proxy Statement/Prospectus, the Registration Statement or the Representation Letters is not true, correct and complete, or in the event of a change in law, our opinion shall be void and of no force or effect. You should be aware that although this letter represents our opinion concerning the matters specifically discussed, it is not binding on the courts or on any administrative agency, including the Service, and a court or agency may act or hold to the


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Potomac Electric Power Company
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May 30, 2001



contrary. We undertake no obligation to update this letter or our opinion at any time. Our opinion is provided solely to you as a legal opinion only, and not as a guaranty or warranty, and is limited to the specific transactions, documents and matters described above. No opinion may be implied or inferred beyond that which is expressly stated in this letter.

     We are providing this opinion to you in connection with the filling of the Proxy Statement/Prospectus and the Registration Statement. You may rely upon and refer to the foregoing opinion in the Proxy Statement/Prospectus and the Registration Statement and we hereby consent to the filing of this opinion as an exhibit to the Proxy Statement/Prospectus and the reference to the above mentioned opinion under the caption "The Transaction - Material Federal Income Tax Consequences." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                 Very truly yours,


                                 /s/ LeBoeuf, Lamb, Greene & MacRae L.L.P.